                                                                   EXHIBIT 10.46

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                              AND RELEASE OF CLAIMS

         This Amendment to Employment Agreement and Release of Claims ("Agreement") is made by and between CRITICAL PATH, INC. (the "Company"), and Paul H. Bartlett ("Executive") (collectively referred to herein as the "Parties") and dated as of November 24, 2003 (the "Effective Date").

         WHEREAS, Executive has been employed by the Company pursuant to a signed Offer Letter dated April 8, 2002 (the "Employment Agreement), and subsequently amended as of August 31, 2003 (the "August 31 Amendment") and has signed a Change of Control Severance Agreement dated as of May, 29, 2003 (the "C of C Agreement") (collectively, the "Amended Employment Agreements");

         WHEREAS, Executive and Company hereby agree to amend and/or terminate certain terms and conditions of such Amended Employment Agreements; and

         WHEREAS, Executive and Company hereby agree to the terms and conditions of a modified employment relationship going forward;

         NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

1. Modification and Termination of Employment. Effective immediately, Executive shall no longer have the responsibilities or the title of Chief Financial Officer. Executive shall continue to be Chief Operating Officer. However, Executive's employment shall terminate no later than June 30, 2004; during the period from the date of this Agreement to June 30, 2004, Executive's duties shall principally consist of transitional responsibilities, and other duties as requested from time to time by the CEO. Executive's employment shall continue to be an at-will relationship as provided under the Amended Employment Agreements.

2. Payment of Salary; Salary Continuation; Reimbursement of Expenses. As of December 1, all payment of regular base salary and eligibility for general executive bonuses will terminate. Commencing December 1, 2003 Executive shall be paid the salary continuation amounts as contemplated under Section 6. A. of the August 31 Amendment, less all applicable withholdings in accordance with the Company's standard payroll practices (the "Severance Amount"). No other salary or general executive bonuses are due or payable to the Executive now or at any future time, except as specifically contemplated or described in this agreement or the Amended Employment Agreements. In the event that Executive's employment is terminated by the Company earlier than June 30, 2004, then Executive shall receive a lump sum payment equal to the remaining Severance Amount pro-rated from the date of early termination. In the event that Executive's employment is terminated by Executive earlier than June 30, 2004,

Executive shall continue to receive the Severance Amount as salary continuation subject to the limitations contained in Section 6 A. (ii) of the August 31 Amendment pertaining to other employment.

It is understand and agreed between the parties that no Involuntary Termination (as such term is defined in the C of C Agreement) of Executive has occurred by virtue of this Agreement or otherwise, and that, solely for purposes of determining any benefits due Executive under the C of C Agreement, Executive's Involuntary Termination shall not be deemed to occur earlier than June 30, 2004, except in the case of a termination for Cause (as defined in the C of C Agreement).

Company will continue to reimburse Executive for approved business related expenses (including those contemplated in the August 31 Amendment) and incurred in accordance with the current Company travel and expense policies applicable to Executive and properly submitted.

3. Stock Options. As of the Effective Date, Executive shall continue to vest in all previously granted options to purchase shares of Company common stock in accordance with the applicable vesting schedules found in each Stock Option Agreement and as provided in the Amended Employment Agreement. Except as provided below, nothing in this Agreement is intended to otherwise supersede or modify the terms and conditions of the Company's Stock Option Plans or any agreements issued in connection with those plans including any provision contained in any agreement (including the Amended Employment Agreement) for accelerated vesting and/or any change of control arrangement. Notwithstanding the foregoing, it shall be recommended to the compensation committee of the Board of Directors of the Company that (i) Executive's Option grant dated April 24, 2003 in the amount of 250,000 shares (on an as-adjusted for split basis) shall be fully vested and exercisable as of the date of Executive's termination of employment, and (ii) Executive shall have a period of eighteen (18) months from the last day of his employment in which to exercise his previously granted options.

4. Benefits. Executive shall continue to be covered by all employee health and welfare benefit plans pursuant to the terms and conditions of the Amended Employment Agreement. Nothing in this Agreement is intended to supercede or modify the terms and conditions of the Company's health and benefits plans.

5.       Release of Claims.

         a. Civil Code Section 1542. In connection with all releases given under this Agreement ("Release"), Executive expressly waives any rights or benefits under Section 1542 of the California Civil Code, or any other equivalent statute, which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO
                  CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR
                  SUSPECT TO EXIST IN HIS FAVOR AT THE TIME

                  OF EXECUTING THE RELEASE, WHICH IF KNOWN
                  BY HIM MUST HAVE MATERIALLY AFFECTED HIS
                  SETTLEMENT WITH THE DEBTOR.

         b. Release. Executive agrees that the acceleration of vesting and extended time to exercise hereunder and the Severance Amount constitute settlement in full of all outstanding obligations owed to Executive by the Company under the Amended Employment Agreement. Except for the promises or obligations made or undertaken in this Agreement and in exchange for the payments and other consideration provided hereunder, Executive, on behalf of himself, and his respective heirs, family members, executors, and assigns, hereby fully and forever releases, acquits, and discharges the Company and its respective officers, directors, employees, investors, shareholders, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he or she may possess arising from any omissions, acts or facts that have occurred or may occur through and including the last day of Executive's employment.

         The foregoing release shall include, without limitation, any and all claims relating to or arising from Executive's employment relationship with the Company and the termination or modification of that relationship; any and all claims relating to, or arising from, Executive's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for rights of rescission, personal tax liabilities, fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law; any and all claims for wrongful discharge of employment, wages or other compensation, including but not limited to bonuses and commissions; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; defamation; negligence; personal injury; discrimination, disability discrimination; violation of public policy; retaliation; harassment; any tort claims, including wrongful discharge, assault; battery; harassment; invasion of privacy; false imprisonment; and conversion; any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the California Fair Employment and Housing Act, and Labor Code section 201, et seq., and all as may be amended from time to time; any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and any and all claims for attorneys' fees and costs. This release extends to any and all administrative or criminal charges whether before the Division of Labor Standards, Equal Employment Opportunity Commission or the Department of Fair Employment and Housing or any other court or agency to which Executive currently is or shall later become a party. Should Executive ever become a party to any such proceeding, he shall immediately ask any such administrative agency or court to withdraw any such charge as to him.

         The parties acknowledge and agree that all potential or actual disputes between them with respect to the Amended Employment Agreement have been fully and finally settled to their complete satisfaction, leaving no disputes, controversies, claims or grievances of any kind between them. The parties therefore covenant and agree that, except as may be compelled by legal process, they will not raise or in any way pursue any claims which are being released and discharged in this Agreement in any forum of any kind, including, without limitation, the federal, state or local courts, or federal, state or local agencies or offices of any kind, be they administrative, regulatory, judicial, quasi-judicial, or otherwise. The parties further agree that, except as compelled by legal process, they will not aid, assist, abet or in any way encourage any third party to in any way pursue any claims which are being released and discharged in this Agreement.

         Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. Executive understands and agrees that this Release extinguishes all claims by the Executive as of the Effective Date whether known or unknown and foreseen or unforeseen.

         c. Acknowledgment of Waiver of Claims under ADEA. To the extent applicable, Executive further acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date. Executive acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Executive was already entitled. To the extent the ADEA is applicable to Executive, Executive further acknowledges that he or she has been advised by this writing, as required by the ADEA, that
(a) he or she has the right to and should consult with an attorney prior to executing this Agreement (although he or she may execute this Agreement voluntarily earlier); (b) he or she has at least forty-five (45) days within which to consider this Agreement; (c) he or she has seven (7) days following the execution of this Agreement to revoke the Agreement by sending a written notice to the Company to the attention of General Counsel, Critical Path, Inc., 350 The Embarcadero, 6th Floor, San Francisco, California 94105-1204; and (d) this Agreement shall not be effective until the revocation period has expired, which shall be the eighth day after it is signed by Executive and Company.

6. Confidentiality. Executive understands and agrees that the terms of this Agreement are confidential and the Parties hereto each agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). Each Party hereto agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information, except where such disclosure is required by law and as required by the regulations promulgated under the Securities and Exchange Act of 1934, as amended. The Parties hereto agree to take every precaution to disclose Settlement Information only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.

7. No Representations. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

8. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision. Such provision shall be modified by the court so as to be rendered enforceable insofar as possible consistent with the intent of the Parties to all remaining portions of the Agreement.

9. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning Executive's employment with the Company, and supersedes and replaces any and all prior agreements and understandings, whether oral or written, concerning Executive's relationship with the Company and his or her compensation by the Company, except for (i) the Amended Employment Agreement, to the extent not expressly modified hereunder, (ii) any prior agreement or understanding to indemnify Executive as against third party claims which may arise in connection with Executive's service as an executive officer, including but not limited to employee's Indemnification Agreement and (iii) employee's stock option agreements and the provisions of any other agreement related to such stock option agreements. This Agreement may only be amended in writing signed by Executive and the Chief Executive Officer or Chief Financial Officer of the Company. Any term of the Amended Employment Agreement not expressly amended hereunder shall remain in full force and effect. In the event of any conflict between the terms of the Amended Employment Agreement and this Amendment, this Amendment shall control.

10. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard to its conflicts of laws principles.

11. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. Executive acknowledges that: (a) he or she has read this Agreement; (b) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his or her own choice or that he or she has voluntarily declined to seek such counsel; (c) understands the terms and consequences of this Agreement and of the releases it contains; (d) is fully aware of the legal and binding effect of this Agreement.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth on the first page of this Agreement.

Dated: As of November 24, 2003       By /s/ William E. McGlashan, Jr.
                                       ------------------------------
                                     Name:  William E. McGlashan, Jr.
                                     Title: Chairman and CEO

Dated: As of November 24, 2003       By /s/ Paul H. Bartlett
                                       ------------------------------
                                            Paul H. Bartlett